Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS
SECOND CONSECUTIVE PROFITABLE QUARTER

HONOLULU, HI, July 27, 2011 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the second quarter of 2011 of $8.2 million, or $0.20 per diluted share, compared to a net loss in the second quarter of 2010 of $16.1 million, or $12.01 per diluted share, and net income in the first quarter of 2011 of $4.6 million, or $4.58 per diluted share. Net income per diluted share in the first quarter of 2011 included the impact of a previously reported one-time accounting adjustment totaling $85.1 million resulting from the exchange of the Company’s preferred stock issued to the U.S. Department of Treasury for common stock as part of its recapitalization in February 2011. Excluding this one-time adjustment, which did not impact the Company’s net income of $4.6 million, the Company’s net income per diluted share for the first quarter of 2011 was $0.18.

"We are pleased to report our second consecutive profitable quarter," said John C. Dean, President and Chief Executive Officer.  "Continued improvement in our asset quality led to a significant reduction in total credit costs, lower net charge-offs, and an overall decrease in our nonperforming assets during the quarter.  In addition to our ongoing efforts to further reduce our credit risk exposure and improve profitability, we are pursuing strategic growth opportunities in our core Hawaii market."

Significant Highlights and Second Quarter Results
▪	Second consecutive profitable quarter reported with net income of $8.2 million, compared to net income of $4.6 million in the first quarter of 2011.

▪
Total credit costs were reduced from a charge of $1.9 million in the first quarter of 2011 to a credit of $6.4 million in the second quarter of 2011.  Total credit costs during the quarter included a credit to the provision for loan and lease losses of $8.8 million and net income from foreclosed assets of $0.8 million, partially offset by write-downs of loans held for sale of $3.1 million.  Total credit costs for the first quarter of 2011 included net foreclosed asset expense of $2.2 million and write-downs of loans held for sale of $1.6 million, partially offset by a credit to the provision for loan and lease losses of $1.6 million and a decrease to the reserve for unfunded commitments of $0.3 million.

▪	Reduced nonperforming assets by $35.6 million to $249.3 million at June 30, 2011 from $284.9 million at March 31, 2011.

▪
The allowance for loan and lease losses, as a percentage of total loans and leases, decreased slightly to 8.16% at June 30, 2011, compared to 8.61% at March 31, 2011.  In addition, the Company had an allowance for loan and lease losses, as a percentage of nonperforming assets, of 66.95% at June 30, 2011, compared to 62.49% at March 31, 2011.

▪
Improved its tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of June 30, 2011 to 22.48%, 23.80%, and 13.13%, respectively, from 21.34%, 22.67%, and 12.64%, respectively, as of March 31, 2011.  The Company’s capital ratios continue to exceed the minimum levels required for a “well-capitalized” regulatory designation.

▪
The regulatory Consent Order with the Federal Deposit Insurance Corporation (the “FDIC”) and the Hawaii Division of Financial Institutions (the “DFI”) that was placed on the Company’s primary subsidiary, Central Pacific Bank, was lifted. In place of the Consent Order,  the Bank entered into a Memorandum of Understanding (the “MOU”) with its regulators effective May 5, 2011.

▪	Completed a previously announced common stock rights offering totaling $20.0 million on May 6, 2011.

Earnings Highlights
Net interest income for the second quarter of 2011 was $29.0 million, compared to $29.2 million in the year-ago quarter and $28.2 million in the first quarter of 2011.  The net interest margin was 3.04%, compared to 2.90% in the year-ago quarter and 3.03% in the first quarter of 2011.  The sequential quarter improvement in the Company’s net interest margin reflects its continued efforts to redeploy a portion of its excess liquidity into higher yielding investment securities and further reduce its overall funding costs.  Net interest income includes the reversal of interest on certain nonaccrual loans totaling $1.2 million during the current quarter, compared to $0.5 million in the year-ago quarter and $0.3 million in the first quarter of 2011.  Excluding the effects of interest reversals on nonaccrual loans, the net interest margin was 3.16% for the current quarter, compared to 2.95% in the year-ago quarter and 3.07% in the first quarter of 2011.

The provision for loan and lease losses for the second quarter of 2011 was a credit of $8.8 million, compared to a credit of $1.6 million in the first quarter of 2011 and a charge of $20.4 million in the second quarter of 2010.  The reduction was primarily due to continued improvement in the Company’s credit risk profile as evidenced by further declines in nonperforming assets and net charge-offs during the quarter, which is more fully described below.

Other operating income for the second quarter of 2011 totaled $10.9 million, compared to $12.7 million in the year-ago quarter and $12.5 million in the first quarter of 2011.  The decrease from the year-ago quarter was primarily due to:  (1) lower unrealized gains on outstanding interest rate locks of $1.0 million and (2) lower income from bank-owned life insurance of $0.9 million.  The sequential-quarter decrease was primarily due to: (1) lower gains on sales of residential mortgage loans of $1.2 million and (2) lower unrealized gains on outstanding interest rate locks of $0.4 million.

Other operating expense for the second quarter of 2011 totaled $40.5 million, compared to $37.6 million in both the year-ago quarter and the first quarter of 2011.  The increase from the year-ago quarter was primarily attributable to:  (1) a higher provision for repurchased residential mortgage loans of $2.1 million and (2) higher net credit-related charges of $1.2 million.  The sequential quarter increase was primarily attributable to: (1) a higher provision for repurchased residential mortgage loans of $1.7 million and (2) higher legal and professional services of $1.1 million.

The efficiency ratio for the second quarter of 2011 was 94.3% (excluding foreclosed asset income of $0.8 million and write-downs of loans held for sale totaling $3.1 million), compared to 86.5% in the year-ago quarter (excluding foreclosed asset expense of $0.4 million and write-downs of loans held for sale of $0.2 million) and 81.2% (excluding foreclosed asset expense of $2.2 million and write-downs of loans held for sale totaling $1.6 million) in the first quarter of 2011.

The Company continues to recognize a full valuation allowance against its net deferred tax assets and did not record any income tax benefit or expense during the second quarter of 2011.

Balance Sheet Highlights
Total assets at June 30, 2011 were $4.1 billion, compared to $4.3 billion and $4.0 billion at June 30, 2010 and March 31, 2011, respectively.

Total loans and leases at June 30, 2011 were $2.0 billion, compared to $2.6 billion and $2.1 billion at June 30, 2010 and March 31, 2011, respectively.  The current quarter decrease was primarily due to decreases in the construction and development and commercial mortgage loan portfolios of $30.9 million and $22.9 million, respectively, partially offset by increases in the residential mortgage and commercial loan portfolios of $21.2 million and $15.0 million, respectively.

Total deposits at June 30, 2011 were $3.2 billion, which was virtually unchanged from June 30, 2010 and up slightly from $3.1 billion at March 31, 2011.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $2.7 billion at June 30, 2011.  This represents a decrease of $78.0 million from a year ago and a decrease of $34.1 million from March 31, 2011.  Significant changes in total deposits during the quarter included an increase in time deposits and non-interest bearing demand deposits of $87.8 million and $9.5 million, respectively, while interest-bearing demand deposits and savings and money market deposits decreased by $7.5 million and $4.9 million, respectively.

Total shareholders’ equity was $423.8 million at June 30, 2011, compared to $156.5 million and $385.0 million at June 30, 2010 and March 31, 2011, respectively, and reflects the successful completion of the previously mentioned $20.0 million Rights Offering in May 2011.

Asset Quality
Nonperforming assets at June 30, 2011 totaled $249.3 million, or 6.03% of total assets, compared to $284.9 million, or 7.10% of total assets at March 31, 2011.  The sequential-quarter decrease in the Company’s nonperforming assets was primarily attributable to sales of nonperforming loans held for sale and foreclosed properties totaling $26.7 million and $17.8 million, respectively.  The sequential-quarter decrease reflects net reductions in Hawaii and Mainland construction and development assets totaling $37.5 million and $14.2 million, respectively, partially offset by net increases in Hawaii residential mortgage assets totaling $11.2 million and Mainland commercial mortgage assets totaling $6.5 million.

Loans delinquent for 90 days or more still accruing interest totaled $4,000 at June 30, 2011, compared to $0.5 million at March 31, 2011.  In addition, loans delinquent for 30 days or more still accruing interest totaled $3.5 million at June 30, 2011, compared to $15.5 million at March 31, 2011.

Net loan charge-offs in the second quarter of 2011 totaled $2.3 million, compared to $30.1 million in the year-ago quarter and $13.3 million in the first quarter of 2011.  Net charge-offs included the following significant amounts:  Hawaii residential mortgage loans totaling $1.0 million, Mainland construction and development loans totaling $1.0 million, and Mainland commercial mortgage loans totaling $0.8 million, partially offset by net recoveries of Hawaii construction and development loans totaling $0.5 million.

The allowance for loan and lease losses, as a percentage of total loans and leases, was 8.16% at June 30, 2011, compared to 8.61% at March 31, 2011.  The allowance for loan and lease losses, as a percentage of nonperforming assets, was 66.95% at June 30, 2011, compared to 62.49% at March 31, 2011.

Construction and Development Loans
At June 30, 2011, the construction and development loan portfolio (excluding owner-occupied loans) totaled $226.5 million, or 11.1%, of the total loan portfolio.  Of this amount, $140.1 million were located in Hawaii and $86.4 million were located on the Mainland.  This portfolio decreased by $31.7 million from March 31, 2011 and by $363.5 million from June 30, 2010.  The sequential quarter decrease was primarily due to loan pay downs and reflects decreases in the Hawaii and Mainland construction and development loan portfolios (excluding owner-occupied loans) of $24.9 million and $6.8 million, respectively.

The allowance for loan and lease losses established for these loans was $41.6 million at June 30, 2011, or 18.4%, of the total outstanding balance, compared to $53.9 million, or 20.9%, of the total outstanding balance at March 31, 2011.  Of this amount, $31.1 million related to construction and development loans in Hawaii and $10.5 million related to construction and development loans on the Mainland.

Nonperforming construction and development assets in Hawaii totaled $107.7 million at June 30, 2011, or 2.6%, of total assets.  At June 30, 2011, this balance was comprised of portfolio loans totaling $93.0 million and foreclosed properties totaling $14.7 million.  Nonperforming assets related to this sector totaled $145.2 million at March 31, 2011.

Nonperforming construction and development assets on the Mainland totaled $57.4 million at June 30, 2011, or 1.4%, of total assets.  At June 30, 2011, this balance was comprised of portfolio loans totaling $33.6 million and foreclosed properties totaling $23.8 million.  Nonperforming assets related to this sector totaled $71.7 million at March 31, 2011.

Capital Levels
At June 30, 2011, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios improved to 22.48%, 23.80%, and 13.13%, respectively, compared to 21.34%, 22.67%, and 12.64%, respectively, at March 31, 2011.   The Company’s capital ratios continue to exceed the minimum levels required by both the MOU and the levels required for a “well-capitalized” regulatory designation.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-317-6789.  A playback of the call will be available through August 27, 2011 by dialing 1-877-344-7529 (passcode: 10001847) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.1 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the MOU entered into with the FDIC and the DFI on May 5, 2011 and the Memorandum of Understanding entered into on February 9, 2011 with the FDIC and the DFI relating to the Bank Secrecy Act; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and 2011 Form 10-Qs.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2011
(Unaudited)

Three Months Ended						Six Months Ended
June 30,						June 30,
(in thousands, except per share data)	2011	2010				2011	2010

INCOME STATEMENT
Net income (loss)	$8,211	$(16,105)				$12,850	$(176,324)
Per common share data:
Basic earnings (loss) per share (after preferred stock dividends, accretion of discount,
and conversion of preferred stock to common stock)	0.20	(12.01)				3.22	(119.18)
Diluted earnings (loss) per share (after preferred stock dividends, accretion of discount,
and conversion of preferred stock to common stock)	0.20	(12.01)				3.15	(119.18)
Cash dividends	-	-				-	-

PERFORMANCE RATIOS
Return (loss) on average assets (1)	0.81%	(1.50	) %			0.64%	(7.73	) %
Return (loss) on average shareholders' equity (1)	8.08	(41.67)				8.48	(146.95)
Net income (loss) to average tangible shareholders' equity (1)	8.52	(49.25)				9.12	(213.29)
Efficiency ratio (2)	94.26	86.45				87.62	84.91
Net interest margin (1)	3.04	2.90				3.04	3.06

						June 30,
						2011	2010
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Tier 1 risk-based capital						22.48%	9.08%
Total risk-based capital						23.80	10.41
Leverage capital						13.13	6.07

Central Pacific Bank
Tier 1 risk-based capital						21.12%	9.38%
Total risk-based capital						22.44	10.71
Leverage capital						12.34	6.27

						June 30,			%
						2011	2010		Change
BALANCE SHEET
Total assets						$4,131,733	$4,279,343		(3.4	) %
Loans and leases, net of unearned interest						2,046,747	2,625,432		(22.0)
Net loans and leases						1,879,813	2,423,473		(22.4)
Deposits						3,230,320	3,208,574		0.7
Total shareholders' equity						423,782	156,528		170.7
Book value per common share						10.15	17.66		(42.5)
Tangible book value per common share						9.66	2.27		325.2
Market value per common share						14.00	30.00		(53.3)
Tangible common equity ratio (3)						9.81%	0.08%		12162.5

Three Months Ended						Six Months Ended
June 30,				%		June 30,			%
	2011	2010		Change		2011	2010		Change
SELECTED AVERAGE BALANCES
Total assets	$4,047,121	$4,292,334		(5.7	) %	$4,008,923	$4,563,663		(12.2	) %
Interest-earning assets	3,832,767	4,044,816		(5.2)		3,796,625	4,248,350		(10.6)
Loans and leases, net of unearned interest	2,094,555	2,822,967		(25.8)		2,141,816	2,934,483		(27.0)
Other real estate	49,122	31,312		56.9		53,728	31,995		67.9
Deposits	3,153,668	3,209,316		(1.7)		3,122,730	3,357,952		(7.0)
Interest-bearing liabilities	2,901,431	3,493,277		(16.9)		2,946,656	3,669,631		(19.7)
Total shareholders' equity	406,381	154,592		162.9		303,078	239,973		26.3

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2011
(Unaudited)

					June 30,		%
(in thousands, except per share data)					2011	2010	Change

NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)					$206,485	$429,163	(51.9	) %
Other real estate, net					42,863	38,042	12.7
Total nonperforming assets					249,348	467,205	(46.6)
Loans delinquent for 90 days or more (still accruing interest)					4	1,902	(99.8)
Restructured loans (still accruing interest)					1,813	9,632	(81.2)
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)					$251,165	$478,739	(47.5)

	Three Months Ended				Six Months Ended
	June 30,		%		June 30,		%
	2011	2010	Change		2011	2010	Change

Loan charge-offs	$6,194	$30,742	(79.9	) %	$24,325	$90,710	(73.2	) %
Recoveries	3,902	643	506.8		8,764	8,141	7.7
Net loan charge-offs	$2,292	$30,099	(92.4)		$15,561	$82,569	(81.2)
Net loan charge-offs to average loans (1)	0.44%	4.26%			1.45%	5.63%

					June 30,
					2011	2010
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases and loans held for sale					9.98%	15.91%
Nonperforming assets to total assets					6.03	10.92
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured
loans (still accruing interest) to total loans and leases, loans held for sale & other real estate					11.89	17.50
Allowance for loan and lease losses to total loans and leases					8.16	7.69
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)					80.85	47.06

(1) Annualized

(2)
The efficiency ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. Our efficiency ratio is derived by dividing other operating expense (excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on early extinguishment of debt, loss on investment transaction and loss on sale of commercial real estate loans) by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions). See Reconciliation of Non-GAAP Financial Measures.

(3)
The tangible common equity ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our tangible common equity ratio with those of other companies may not be possible because other companies may calculate the tangible common equity ratio differently. Our tangible common equity ratio is derived by dividing common shareholders' equity, less intangible assets (excluding mortgage servicing rights (MSRs)) by total assets, less intangible assets (excluding MSRs).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
(Dollars in thousands, except per share data)	June 30, 2011	March 31, 2011	June 30, 2010

Adjusted Earnings (Loss) Per Share
Diluted earnings (loss) per share	$0.20	$4.58	$(12.01)
Gain on exchange of preferred stock to common stock	-	4.40	-
Diluted adjusted earnings (loss) per share	$0.20	$0.18	$(12.01)

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net Interest Margin
Annualized net interest income for the quarter as a percentage of
quarter-to-date average interest earning assets	3.04%	3.03%	2.90%
Reversal of interest on nonaccrual loans	0.12	0.04	0.05
Net interest margin, excluding reversal of interest on nonaccrual loans	3.16%	3.07%	2.95%

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Efficiency Ratio
Total operating expenses as a percentage of net operating revenue	101.85%	92.25%	89.51%
Amortization of other intangible assets	(1.81)	(1.76)	(1.71)
Foreclosed asset expense	1.99	(5.50)	(0.96)
Write down of assets	(7.77)	(3.84)	(0.39)
Efficiency ratio	94.26%	81.15%	86.45%

	Six Months Ended	Six Months Ended
	June 30, 2011	June 30, 2010

Total operating expenses as a percentage of net operating revenue	96.99%	209.19%
Goodwill impairment	-	(114.97)
Amortization of other intangible assets	(1.79)	(1.61)
Foreclosed asset expense	(1.80)	(6.65)
Write down of assets	(5.78)	(1.05)
Efficiency ratio	87.62%	84.91%

	June 30, 2011	June 30, 2010
Tangible Common Equity Ratio
Total shareholders' equity	$423,782	$156,528
Less: Preferred stock	-	(129,714)
Less: Other intangible assets	(20,490)	(23,364)
Tangible common equity	403,292	3,450
Total assets	4,131,733	4,279,343
Less: Other intangible assets	(20,490)	(23,364)
Tangible assets	4,111,243	4,255,979
Tangible common equity / Tangible assets	9.81%	0.08%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	June 30,
(In thousands, except per share data)	2011	2011	2010

ASSETS
Cash and due from banks	$68,986	$63,687	$107,314
Interest-bearing deposits in other banks	384,477	537,495	809,359
Investment securities:
Trading	-	-	23,909
Available for sale	1,400,380	1,076,181	403,141
Held to maturity (fair value of $1,631 at June 30, 2011,
$2,009 at March 31, 2011 and $3,868 at June 30, 2010)	1,578	1,943	3,731
Total investment securities	1,401,958	1,078,124	430,781

Loans held for sale	22,290	54,093	72,726
Loans and leases	2,046,747	2,067,302	2,625,432
Less allowance for loan and lease losses	166,934	178,010	201,959
Net loans and leases	1,879,813	1,889,292	2,423,473

Premises and equipment, net	54,702	55,977	72,112
Accrued interest receivable	11,711	11,461	11,416
Investment in unconsolidated subsidiaries	13,477	13,950	15,830
Other real estate	42,863	56,601	38,042
Mortgage servicing rights	23,036	21,208	21,998
Other intangible assets	20,490	23,290	23,364
Bank-owned life insurance	142,980	142,000	140,526
Federal Home Loan Bank stock	48,797	48,797	48,797
Income tax receivable	2,400	2,353	38,977
Other assets	13,753	15,070	24,628
Total assets	$4,131,733	$4,013,398	$4,279,343

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$687,468	$678,007	$605,927
Interest-bearing demand	521,047	528,533	591,258
Savings and money market	1,115,339	1,120,272	1,063,638
Time	906,466	818,651	947,751
Total deposits	3,230,320	3,145,463	3,208,574

Short-term borrowings	1,385	1,423	201,708
Long-tem debt	409,076	409,299	642,202
Other liabilities	57,178	62,231	60,316
Total liabilities	3,697,959	3,618,416	4,112,800

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding
none at June 30, 2011 and March 31, 2011 and 135,000 at June 30, 2010	-	-	129,714
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
41,738,830 shares at June 30, 2011, 39,649,052 shares at March 31, 2011 and
1,518,528 shares at June 30, 2010	784,207	764,463	406,580
Surplus	64,350	63,436	62,843
Accumulated deficit	(420,569)	(428,780)	(438,425)
Accumulated other comprehensive loss	(4,206)	(14,135)	(4,184)
Total shareholders' equity	423,782	384,984	156,528
Non-controlling interest	9,992	9,998	10,015
Total equity	433,774	394,982	166,543
Total liabilities and equity	$4,131,733	$4,013,398	$4,279,343

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2011	2011	2010	2011	2010

Interest income:
Interest and fees on loans and leases	$26,464	$28,566	$35,788	$55,030	$73,100
Interest and dividends on investment securities:
Taxable interest	7,241	5,221	3,653	12,462	11,754
Tax-exempt interest	179	184	190	363	705
Dividends	-	3	2	3	5
Interest on deposits in other banks	300	389	467	689	797
Total interest income	34,184	34,363	40,100	68,547	86,361

Interest expense:
Interest on deposits:
Demand	161	132	250	293	508
Savings and money market	500	732	1,487	1,232	3,136
Time	1,902	2,377	3,808	4,279	7,789
Interest on short-term borrowings	-	204	306	204	495
Interest on long-term debt	2,642	2,717	5,053	5,359	10,168
Total interest expense	5,205	6,162	10,904	11,367	22,096

Net interest income	28,979	28,201	29,196	57,180	64,265
Provision for loan and lease losses	(8,784)	(1,575)	20,412	(10,359)	79,249
Net interest income (loss) after provision for loan and lease losses	37,763	29,776	8,784	67,539	(14,984)

Other operating income:
Service charges on deposit accounts	2,449	2,614	2,982	5,063	6,189
Other service charges and fees	4,444	4,058	3,850	8,502	7,335
Income from fiduciary activities	739	761	811	1,500	1,622
Equity in earnings of unconsolidated subsidiaries	38	127	102	165	131
Fees on foreign exchange	149	137	175	286	331
Investment securities gains	261	-	-	261	831
Income from bank-owned life insurance	980	1,190	1,890	2,170	3,074
Loan placement fees	82	102	92	184	177
Net gains on sales of residential loans	1,005	2,198	1,332	3,203	3,277
Other	790	1,313	1,503	2,103	2,534
Total other operating income	10,937	12,500	12,737	23,437	25,501

Other operating expense:
Salaries and employee benefits	15,442	15,033	14,408	30,475	29,244
Net occupancy	3,410	3,358	3,310	6,768	6,607
Equipment	1,154	1,130	1,305	2,284	2,782
Amortization of other intangible assets	1,629	1,547	1,581	3,176	2,989
Communication expense	922	881	846	1,803	2,058
Legal and professional services	3,592	2,460	5,416	6,052	11,066
Computer software expense	929	883	873	1,812	1,776
Advertising expense	830	836	764	1,666	1,603
Goodwill impairment	-	-	-	-	102,689
Foreclosed asset expense	(791)	2,242	403	1,451	5,935
Write down of assets	3,090	1,565	166	4,655	940
Other	10,282	7,702	8,554	17,984	19,152
Total other operating expense	40,489	37,637	37,626	78,126	186,841

Income (loss) before income taxes	8,211	4,639	(16,105)	12,850	(176,324)
Income tax expense	-	-	-	-	-
Net income (loss)	$8,211	$4,639	$(16,105)	$12,850	$(176,324)

Per common share data:
Basic earnings (loss) per share	$0.20	$4.59	$(12.01)	$3.22	$(119.18)
Diluted earnings (loss) per share	0.20	4.58	(12.01)	3.15	(119.18)
Cash dividends declared	-	-	-	-	-

Basic weighted average shares outstanding	40,700	19,301	1,515	30,059	1,514
Diluted weighted average shares outstanding	41,078	19,321	1,515	30,733	1,514

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2011			June 30, 2010			June 30, 2011			June 30, 2010
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$471,173	0.26%	$300	$738,766	0.25%	$467	$544,153	0.26%	$689	$621,935	0.26%	$797
Taxable investment securities, excluding
valuation allowance	1,205,762	2.40	7,241	419,827	3.48	3,655	1,049,131	2.38	12,465	612,880	3.84	11,759
Tax-exempt investment securities,
excluding valuation allowance	12,480	8.92	276	14,459	8.05	292	12,728	8.79	559	30,255	7.17	1,085
Loans and leases, net of unearned income	2,094,555	5.06	26,464	2,822,967	5.08	35,788	2,141,816	5.17	55,030	2,934,483	5.01	73,100
Federal Home Loan Bank stock	48,797	-	-	48,797	-	-	48,797	-	-	48,797	-	-
Total interest earning assets	3,832,767	3.58	34,281	4,044,816	3.98	40,202	3,796,625	3.64	68,743	4,248,350	4.11	86,741
Nonearning assets	214,354			247,518			212,298			315,313
Total assets	$4,047,121			$4,292,334			$4,008,923			$4,563,663

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$535,057	0.12%	$161	$604,983	0.17%	$250	$532,246	0.11%	$293	$608,072	0.17%	$508
Savings and money market deposits	1,113,800	0.18	500	1,075,028	0.55	1,487	1,110,691	0.22	1,232	1,110,717	0.57	3,136
Time deposits under $100,000	402,721	1.03	1,037	535,227	1.61	2,149	421,984	1.15	2,403	533,425	1.64	4,334
Time deposits $100,000 and over	438,971	0.79	865	425,938	1.56	1,659	386,860	0.98	1,876	525,676	1.33	3,455
Short-term borrowings	1,730	-	-	202,191	0.61	306	70,338	0.59	204	237,974	0.42	495
Long-term debt	409,152	2.59	2,642	649,910	3.12	5,053	424,537	2.55	5,359	653,767	3.14	10,168
Total interest-bearing liabilities	2,901,431	0.72	5,205	3,493,277	1.25	10,904	2,946,656	0.78	11,367	3,669,631	1.21	22,096
Noninterest-bearing deposits	663,119			568,140			670,949			580,062
Other liabilities	66,195			66,308			78,242			63,976
Total liabilities	3,630,745			4,127,725			3,695,847			4,313,669
Shareholders' equity	406,381			154,592			303,078			239,973
Non-controlling interest	9,995			10,017			9,998			10,021
Total equity	416,376			164,609			313,076			249,994
Total liabilities & equity	$4,047,121			$4,292,334			$4,008,923			$4,563,663

Net interest income			$29,076			$29,298			$57,376			$64,645

Net interest margin		3.04%			2.90%			3.04%			3.06%